Exhibit 99.1

NeoGenomics Announces Pricing of Public Offerings of Common Stock and Convertible Senior Notes

Fort Myers, Florida (April 30, 2020) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced the pricing of concurrent underwritten public offerings of (a) 4,400,000 shares of its common stock at a public offering price of $28.50 per share for gross proceeds to NeoGenomics from the offering of $125.4 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by NeoGenomics (the “common stock offering”) and (b) $175,000,000 aggregate principal amount of its 1.25% convertible senior notes due 2025 (the “notes”) (the “notes offering”) for gross proceeds to NeoGenomics from the offering of $175.0 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by NeoGenomics. In addition, NeoGenomics has granted the underwriters a 30-day option to purchase an additional (a) 660,000 shares of common stock at the public offering price, less underwriting discounts and commissions, and (b) $26,250,000 aggregate amount of notes at the public offering price, less underwriting discounts and commissions and solely to cover over-allotments with respect to the notes offering. The size of the common stock offering and the notes offering were each increased from the previously announced amounts. The underwriters of the common stock offering are also offering 1,065,000 shares of NeoGenomics common stock borrowed from third parties (the “short sale”) and will use the resulting short position to facilitate hedging transactions by some of the purchasers of the notes. The notes offering and the short sale are contingent upon one another. The offerings of the shares and the notes are expected to close on or about May 4, 2020, subject to the satisfaction of customary closing conditions.

The notes will be senior, unsecured obligations of NeoGenomics, and will bear interest at a rate of 1.25% per year. Interest will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. The notes will mature on May 1, 2025, unless earlier repurchased or converted.

The notes may be converted at an initial conversion rate of 27.5198 shares of NeoGenomics’ common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $36.34 per share and represents a conversion premium of approximately 27.5% to the public offering price of NeoGenomics’ common stock in the common stock offering). Prior to the close of business on the business day immediately preceding February 1, 2025, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of specified conditions and during certain periods. On or after February 1, 2025 until the close of business on the business day preceding the maturity date, the notes will be convertible at the option of the holders of notes at any time regardless of these conditions.

Exhibit 99.1
Conversions of the notes will be settled in cash, shares of NeoGenomics’ common stock or a combination thereof, at NeoGenomics’ election.

NeoGenomics may redeem all or any portion of the notes, at its option, on or after May 6, 2023, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if the last reported sale price of NeoGenomics’ common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NeoGenomics provides written notice of redemption.
Holders of notes may require NeoGenomics to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if NeoGenomics issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

Morgan Stanley, BofA Securities, and SVB Leerink acted as representatives of the underwriters and book-running managers for the offerings. William Blair, Craig-Hallum Capital Group, Needham & Company, and Raymond James acted as co-managers for the offerings.

NeoGenomics intends to use the net proceeds from the offerings for general corporate purposes and to repay borrowings under its term loan facility. NeoGenomics may use a portion of the net proceeds to acquire or invest in complementary businesses and technologies.

An automatic shelf registration statement (including a prospectus) relating to the notes offering was filed with Securities Exchange Commission ("SEC") on April 29, 2020 and became effective upon filing and is available on the SEC’s website at www.sec.gov. An automatic shelf registration statement (including a prospectus) relating to the common stock offering was filed with the SEC on May 20, 2019 and became effective upon filing and a preliminary prospectus supplement related to the common stock offering and accompanying preliminary prospectus relating to the common stock offering and short sale has been filed with the SEC and is available on the SEC's website at www.sec.gov. Alternatively, copies of the notes offering preliminary prospectus and the common stock offering preliminary prospectus supplement and the related final prospectus and prospectus supplement, when available, may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York , NY 10014; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department or email: dg.prospectus_requests@bofa.com; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: 1-800-808-7525 ex. 6218 or email: syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offerings are being made

Exhibit 99.1
only by means of the prospectus for the notes offering and the prospectus supplement and the accompanying prospectus for the common stock offering and short sale.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad, Fresno and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.

Forward Looking Statements
Certain statements contained in this press release that are not historical, including but not limited to those regarding NeoGenomics' planned offerings of common stock and short sale and convertible senior notes and anticipated use of the net proceeds, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that the offerings will be consummated on the terms described above or at all. Consummation of the offerings and the terms thereof are subject to numerous conditions, many of which are beyond the control of the NeoGenomics, including: the prevailing conditions in the capital markets; interest rates; and economic, political and market factors affecting trading volumes, securities prices or demand for the Company's securities. As a result, this press release should be read in conjunction with the NeoGenomics' periodic filings with the SEC and the offering documents for the notes offering and the common stock offering and short sale.

For a discussion of risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements, see "Risk Factors" in the NeoGenomics' Annual Report on Form 10-K, for the most recently ended fiscal year and in its Quarterly Report on Form 10-Q filed with the SEC on April 29, 2020, and the notes offering preliminary prospectus and common stock offering preliminary prospectus supplement filed with the SEC on April 29, 2020.

For further information, please contact:
NeoGenomics, Inc.
William Bonello
Director, Investor Relations
(239) 690-4238 (w)
(239) 284-4314 (m)
bill.bonello@neogenomics.com